Rand Logistics, Inc.

RAND LOGISTICS REPORTS SECOND QUARTER FISCAL YEAR 2012 FINANCIAL RESULTS

Company Posts 72% Increase in Operating Income plus Depreciation and Amortization

New York, NY – November 9, 2011 – Rand Logistics, Inc. (Nasdaq: RLOG) (“Rand”) today announced financial and operating results for its fiscal year 2012 second quarter ended September 30, 2011.

Quarter Ended September 30, 2011 Financial Highlights
Versus Quarter Ended September 30, 2010

•	Marine freight revenue (excluding fuel and other surcharges, and outside charter revenue) was $35.2 million, an increase of 16.0% from $30.3 million.

•	Sailing days in the quarter equaled 1,190 versus 1,081 for the comparable quarter last year and a theoretical maximum of 1,254. Tons hauled by our operated vessels increased by 20.4%.

•	Marine freight revenue per sailing day increased by $1,515, or 5.4%, to $29,550.

•
Total revenue (excluding outside voyage charter revenue) less vessel operating expenses and repairs and maintenance, on a per sailing day basis increased by 42.7%.  For our vessels that we operated during both of the three month periods ended September 30, 2011 and September 30, 2010, this increase was also 42.7%.

•	Operating income plus depreciation and amortization increased by 72.4% to $14.1 million from $8.2 million.

Six Months Ended September 30, 2011 Financial Highlights
Versus Six Months Ended September 30, 2010

•	Marine freight revenue (excluding fuel and other surcharges, and outside charter revenue) was $65.9 million, an increase of 12.2% from $58.7 million.

•	Sailing days in the six month period equaled 2,255 versus 2,104 for the comparable quarter last year and a theoretical maximum of 2,437. Tons hauled by our operated vessels increased by 15.4%.

•	Marine freight revenue per sailing day increased by $1,300, or 4.7%, to $29,205.

•
Total revenue (excluding outside voyage charter revenue) less vessel operating expenses and repairs and maintenance, on a per sailing day basis increased by 25.8%. For our vessels that we operated during both of the six month periods ended September 30, 2011 and September 30, 2010, this increase was approximately 22.6%.

•	Operating income plus depreciation and amortization increased by 40.3% to $23.8 million from $17.0 million.

Management Comments

Scott Bravener, President of Lower Lakes stated, “The past nine months have been transformational for our Company. Specifically, we have acquired four vessels and have a fifth under contract, which we expect to close on over the next several weeks; we have already successfully integrated three of the four new vessels into our operations; we have completed the repowering of our last remaining steam powered vessel to diesel; we completed an equity raise of $16.8 million; and we are finalizing a $20 million debt syndication to fund the acquisition of the fifth vessel.”

“Through September 2011, on a combined basis the two vessels we acquired in February 2011 have met the projections that their acquisition was predicated on. We believe we can make minor modifications to these vessels this winter to drive even greater profitability in the 2012 sailing season. Our vessel-level operating margin from our repowered vessel from June 1, 2011 (the day it was reintroduced into service) through September 30, 2011 has exceeded the margin that this vessel contributed in the same period in 2010 by 176.3%.”

“In general, we are continuing to experience strong demand for the commodities that we carry and we will sail into January 2012 to ensure that we meet our customers’ shipping needs. Based on current market conditions, all of our sailing days are already contractually committed for the 2012 sailing season. While we are very pleased with our results to-date, we believe there is still room for improvement in vessel-level operating margin per day if we successfully resolve several operational issues on the vessels this winter and continue to improve our operating practices.”

Outlook
Laurence S. Levy, Chairman and CEO of Rand, commented, “We believe our year-to-date results clearly illustrate the benefits of our differentiable and sustainable competitive advantages. These include high barriers to entry, a non-duplicatable asset portfolio, customer and end-market diversification, long term contracts with revenue visibility, and an efficient cost structure. We are confident that the strategic initiatives that we have achieved thus far in 2011 have enhanced our sustainable competitive advantages and will position us well to further capitalize on the three primary organic growth drivers in our business, including higher asset utilization as measured by the percentage of time that our vessels are in revenue loaded condition, price increases and continued diversification in our commodity and customer mix.”

“While 2011 has been a transformational year for our Company, we continue to believe that our customer needs and the structural dynamics within our markets will present us with meaningful growth opportunities over the next three to five years. Given the size of our fleet and the efficiencies that are derived from scale, as well as our low-cost operating structure and our actions in 2011, we are uniquely positioned to capitalize on these structural growth opportunities. That said, an equally important priority for our Company over the next twelve months will be to repay the accrued preferred dividends on our preferred stock with cash flow from operations. If we were to repay the accrued preferred dividends from operating cash flow, it would contribute approximately $0.10 of earnings per share, based on our current share count, and would generate a return of about 20% per annum on the accrued dividend amount that was paid off with no operational risk.”

Rand Logistics, Inc.
Summary Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended September 30,		Six months ended September 30,
	2011	2010	2011	2010
Revenue
Freight and related revenue	$35,164	$30,306	$65,858	$58,712
Fuel and other surcharges	12,840	6,321	24,172	12,685
Outside voyage charter revenue	392	2,168	702	4,206
	48,396	38,795	90,732	75,603
Expenses
Outside voyage charter fees	390	2,170	697	4,201
Vessel operating expenses	31,255	26,097	59,831	49,724
Repairs and maintenance	206	0	1,032	44
General and administrative	2,453	2,313	5,429	4,664
Depreciation and amortization of drydock costs and intangibles	4,006	2,746	7,873	5,511
(Gain) loss on foreign exchange	(36)	19	(67)	5
	38,274	33,345	74,795	64,149
Operating Income	10,122	5,450	15,937	11,454

Net income applicable to common stockholders	$5,784	$5,055	$8,453	$7,963
Net income per share – basic	$0.38	$0.38	$0.56	$0.59
Net income per share – diluted	$0.37	$0.36	$0.56	$0.57

Management will host a conference call to discuss the results at 8:30 a.m. ET on Thursday, November 10, 2011. Interested parties may participate in the conference call by dialing 877-218-9317 (706-758-6006 for international callers), Conference ID# 26064812. Please dial in 10 minutes before the call is scheduled to begin.

A telephonic replay of the conference call may be accessed approximately two hours after the completion of the call through January 10, 2012. Dial 800-642-1687 (706-645-9291 for international callers), Conference ID# 26064812, to access the phone replay.

The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.  The webcast replay will be archived for 12 months.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 29, 2011.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and twelve self-unloading bulk carriers including one integrated and two articulated tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company’s vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Marine Act – which requires only Canadian registered and crewed ships to operate between Canadian ports.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.		Lesley Snyder
Laurence S. Levy, Chairman & CEO		(212) 863-9413
Edward Levy, President		LSnyder@randlogisticsinc.com
(212) 644-3450	###

Rand Logistics, Inc.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended September 30,		Six months ended September 30,
	2011	2010	2011	2010
REVENUE
Freight and related revenue	$35,164	$30,306	$65,858	$58,712
Fuel and other surcharges	12,840	6,321	24,172	12,685
Outside voyage charter revenue	392	2,168	702	4,206
TOTAL REVENUE	48,396	38,795	90,732	75,603

EXPENSES
Outside voyage charter fees	390	2,170	697	4,201
Vessel operating expenses	31,255	26,097	59,831	49,724
Repairs and maintenance	206	-	1,032	44
General and administrative	2,453	2,313	5,429	4,664
Depreciation	2,942	1,774	5,733	3,558
Amortization of drydock costs	732	684	1,471	1,374
Amortization of intangibles	332	288	669	579
Gain (loss) on foreign exchange	(36)	19	(67)	5
	38,274	33,345	74,795	64,149
OPERATING INCOME	10,122	5,450	15,937	11,454

OTHER (INCOME) AND EXPENSES
Interest expense	2,439	1,369	4,440	2,658
Interest income	(1)	(7)	(2)	(23)
(Gain) loss on interest rate swap contracts	(46)	78	(91)	377
	2,392	1,440	4,347	3,012

INCOME BEFORE INCOME TAXES	7,730	4,010	11,590	8,442
PROVISION (RECOVERY) FOR INCOME TAXES
Current	265	98	322	174
Deferred	987	(1,724)	1,461	(817)
	1,252	(1,626)	1,783	(643)
NET INCOME BEFORE PREFERRED STOCK DIVIDENDS	6,478	5,636	9,807	9,085
PREFERRED STOCK DIVIDENDS	694	581	1,354	1,122
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS	$5,784	$5,055	$8,453	$7,963

Net income per share basic	$0.38	$0.38	$0.56	$0.59
Net income per share diluted	$0.37	$0.36	$0.56	$0.57
Weighted average shares basic	15,142,066	13,450,376	15,001,283	13,446,508
Weighted average shares diluted	17,651,640	15,869,731	17,521,668	15,865,863

Rand Logistics, Inc.
Consolidated Balance Sheets (Unaudited)
 (U.S. Dollars 000’s except for Shares and Per Share data)

	September 30,	March 31,
	2011	2011
ASSETS
CURRENT
Cash and cash equivalents	$5,043	$4,508
Accounts receivable	21,170	6,991
Prepaid expenses and other current assets	5,917	4,474
Income taxes receivable	-	49
Deferred income taxes	65	161
Total current assets	32,195	16,183

PROPERTY AND EQUIPMENT, NET	160,799	166,692
LOAN TO EMPLOYEE	250	250
OTHER ASSETS	547	363
DEFERRED DRYDOCK COSTS, NET	5,093	6,523
INTANGIBLE ASSETS, NET	15,651	15,306
GOODWILL	10,193	10,193
	$224,728	$215,510
Total assets
LIABILITIES
CURRENT
Bank indebtedness	$-	$-
Accounts payable	10,266	12,386
Accrued liabilities	16,123	22,218
Income taxes payable	238	-
Interest rate swap contracts	1,727	1,895
Deferred income taxes	37	603
Subordinated note	1,482	1,482
Current portion of deferred payment liability	377	382
Current portion of long-term debt	7,613	7,178
Total current liabilities	37,863	46,144
LONG-TERM PORTION OF DEFERRED PAYMENT LIABILITY	2,323	2,507
LONG-TERM DEBT	99,634	104,993
OTHER LIABILITIES	242	238
DEFERRED INCOME TAXES	4,434	3,299
	144,496	157,181
Total liabilities
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,	14,900	14,900
Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
Common stock, $.0001 par value,	1	1
Authorized 50,000,000 shares, Issuable and outstanding 17,671,082 shares
Additional paid-in capital	87,691	71,503
Accumulated deficit	(22,213)	(30,666)
Accumulated other comprehensive (loss) income	(147)	2,591
	80,232	58,329
Total stockholders’ equity

Total liabilities and stockholders’ equity	$224,728	$215,510